SMITH BARNEY ALLOCATION SERIES INC.

                              ARTICLES OF AMENDMENT

      Smith Barney Allocation Series Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation, as amended, are hereby further amended by deleting Article II and inserting in lieu thereof the following:

                                   ARTICLE II

                                      NAME

      The name of the corporation (hereinafter called the "Corporation") is Legg Mason Partners Lifestyle Series, Inc.

      SECOND: The Charter of the Corporation is hereby further amended to change the name of the Corporation's Balanced Portfolio to Legg Mason Partners Lifestyle Balanced Fund, the name of the Corporation's Conservative Portfolio to Legg Mason Partners Lifestyle Conservative Fund, the name of the Corporation's Growth Portfolio to Legg Mason Partners Lifestyle Growth Fund, the name of the Corporation's High Growth Portfolio to Legg Mason Partners Lifestyle High Growth Fund and the name of the Corporation's Income Portfolio to Legg Mason Partners Lifestyle Income Fund, each a series of the Corporation.

      THIRD: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

      FOURTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.


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      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the 31st day of March, 2006.


WITNESS:                                    SMITH BARNEY ALLOCATION SERIES INC.

                                            By:  /s/ R. Jay Gerken

By:  /s/Thomas C. Mandia                         R. Jay Gerken
        Thomas C. Mandia                         Chairman, President and Chief
        Assistant Secretary                      Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Allocation Series Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                /s/   R. Jay Gerken
                                            ------------------------------------
                                            R. Jay Gerken
                                            Chairman, President and Chief
                                            Executive Officer


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